Exhibit 10.2

MAXWELL TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED MAY 11, 2017)

MAXWELL TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

1.1    Successor and Continuation of Predecessor Plans. The Plan is intended as the successor to and continuation of the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (together, the “Predecessor Plans”). Following the effective date of this Plan, no additional stock awards shall be granted under the Predecessor Plans. All outstanding stock awards granted under the Predecessor Plans shall remain subject to the terms of the Predecessor Plans. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

1.2    Purpose. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), Restricted Shares, Stock Units and Performance Cash Awards.

1.3    Plan History. The Board adopted the Plan contingent upon its approval by the Company’s stockholders at the 2013 Annual Meeting (such date, the “Effective Date”). On April 1, 2015, the Board amended the Plan, subject to stockholder approval at the 2015 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000. On February 17, 2016, the Board amended the plan to strike references to accelerating the vesting and/or exercisability of Stock Awards in connection with a Participant’s retirement. On February 17, 2016, the Board also amended the Plan, subject to stockholder approval at the 2016 Annual Meeting, to increase the number of Common Shares available for issuance by 2,400,000. On May 11, 2017, the Board amended the Plan, subject to stockholder approval at the 2017 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000 and to increase the numerical limits in Section 3.5 of the Plan. On May 11, 2017, the Board also amended the Plan to remove stock appreciation rights, to prohibit dividend payments on unvested awards and to clarify the stock withholding provisions.

ARTICLE 2. ADMINISTRATION.

2.1    General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

2.2    Section 162(m). To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

2.3    Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.4    Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.5    No Cancel/Re-Grant or Repricings of Stock Awards. Except in connection with an adjustment under Article 9, neither the Board nor any Committee shall have the authority to: (a) reprice any outstanding Stock Awards under the Plan or the Predecessor Plans, or (b) cancel and re-grant any outstanding Stock Awards under the Plan or the Predecessor Plans, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Except in connection with an adjustment under Article 9, the terms of outstanding Stock Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Options, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

2.6    No Dividend Payments on Unvested Stock Awards.    Notwithstanding anything to the contrary in the Plan, in the case of Stock Awards granted on or after May 11, 2017, any dividends or dividend equivalents otherwise payable with respect to unvested Stock Awards shall be subject to the same vesting restrictions applicable to the Stock Awards to which they relate.

2.7    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

2.8    Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 6,400,000 Common Shares, plus (b) the number of Common Shares reserved under the Predecessor Plans that are not issued or subject to outstanding awards under the Predecessor Plans on the Effective Date, (c) the number of Common Shares subject to outstanding awards under the Predecessor Plans on the Effective Date that subsequently expire, lapse unexercised, or are forfeited, and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company, and (d) the additional Common Shares described in Sections 3.2 and 3.4; provided, however, that no more than 2,207,298 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2    Shares Returned to Reserve. To the extent that Options or Stock Units granted under this Plan or under the Predecessor Plans are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such Common Shares shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.3    Shares Not Returned to Reserve. If the Exercise Price of any Option is satisfied by tendering Common Shares held by the Participant (either by actual delivery or attestation), then the number of shares subject to such Stock Awards so tendered or otherwise not delivered to the Participant in connection with such exercise shall not remain available for subsequent issuance under the Plan. If Stock Units are settled, then the number of Common Shares issued to the Participant in settlement of such Stock Units shall not remain available for subsequent issuance under the Plan. Common Shares applied to satisfy tax withholding obligations related to any Stock Award shall not again become available for issuance under the Plan.

3.4    Stock Awards Not Reducing Share Reserve. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Stock Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5    Participant Limits. Subject to adjustment in accordance with Article 9:

(a)    The aggregate number of Common Shares subject to Options that may be granted under this Plan during any calendar year to any one Participant shall not exceed 500,000, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options that cover (in the aggregate) up to 700,000 Common Shares;

(b)    The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any calendar year to any one Participant shall not exceed 500,000;

(c)    The aggregate grant date fair value of Stock Awards granted to an Outside Director in any calendar year may not exceed $300,000, except that an Outside Director may be granted Stock Awards with an aggregate grant date fair value not in excess of $400,000 in the calendar year in which he or she is initially appointed to the Board. For purposes of this limitation, grant date fair value shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. This limitation shall not apply to Stock Awards or Common Shares granted pursuant to an Outside Director’s election to receive a Stock Award or Common Shares in lieu of cash retainers or other fees. In addition, Stock Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count towards this limitation.

(d)    No Participant shall be paid more than $2,500,000 in cash in any calendar year pursuant to Performance Cash Awards granted under the Plan; and

(e)    No more than 2,207,298 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.

(f)    The limits described above in Sections 3.5(a), 3.5(b), and 3.5(d) are cumulative for each Participant.

ARTICLE 4. ELIGIBILITY.

4.1    Incentive Stock Options. Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2    Other Awards. Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5. OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability in the event of death, disability, or a Change in Control, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5    Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6    Modification of Options. Within the limitations of the Plan, the Administrator may modify or extend outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7    Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, allow the Optionee to satisfy payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)    Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)    By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)    Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure;

(d)    By delivering a full-recourse promissory note, on such terms approved by the Administrator; or

(e)    Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. [INTENTIONALLY OMITTED.]

ARTICLE 7. RESTRICTED SHARES.

7.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of death, disability, or a Change in Control.

7.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8. STOCK UNITS.

8.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting in the event of death, disability, or a Change in Control.

8.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on the shares subject to the Stock Units while the Award is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6    Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:

(a)    The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1 and 3.5;

(b)    The number and kind of shares covered by each outstanding Option and Stock Unit; and

(c)    The Exercise Price applicable to each outstanding Option and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to an Award under this Section 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3    Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Award:

(f)    The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(g)    The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option shall comply with applicable tax requirements;

(h)    The substitution by the surviving entity or its parent of an equivalent award for the outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option shall comply with applicable tax requirements;

(i)    The cancellation of outstanding Options without payment of any consideration. The Optionees shall be able to exercise such Options (to the extent the Options are vested or become vested as of the effective date of the transaction) during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of the transaction;

(j)    Full exercisability of outstanding Options and full vesting of the Common Shares subject to Options, followed by cancellation of such Options. The full exercisability of such Options and full vesting of such Common Shares may be contingent on the closing of the transaction. The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such transaction;

(k)    The cancellation of the Options and a payment to the Optionee with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (B) the per-share Exercise Price of the Option (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Option as exempt from Code Section 409A. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee;

(l)    The cancellation of outstanding Stock Units and a payment to the holder thereof with respect to each Common Share subject to the Stock Unit equal to the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Transaction Value. In addition, such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (g) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(m) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.

Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10. OTHER AWARDS.

10.1 Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.

10.2 Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights. Except as set forth in Section 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12. TAXES.

12.1 General. As a condition to the grant and acceptance of an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations (up to such Participant’s maximum statutory tax rate for each applicable jurisdiction) by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3 Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.

12.4 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.5 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.

13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 13.2, or (b) the 10th anniversary of the date adopted by the Board.

13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Stockholder approval shall be required for any amendment of the Plan that either (a) materially increases the number of Common Shares available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Common Shares may be issued or purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of Awards available for issuance under the Plan. In addition, an amendment to Section 2.5 is subject to approval by the Company’s stockholders. Finally, Section 162(m) of the Code may require that the Company’s stockholders approve the Performance Goals set forth on Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

ARTICLE 14. DEFINITIONS.

14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3 “Award” means any award granted under the Plan, including as an Option, a Restricted Share, a Stock Unit, or a Performance Cash Award.

14.4 “Award Agreement” means a Stock Option Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5 “Board” means the Company’s Board of Directors, as constituted from time to time.

14.6 “Change in Control” means:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7 “Code” means the Internal Revenue Code of 1986, as amended.

14.8 “Committee” means a committee of one or more members of the Board or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9 “Common Share” means one share of the common stock of the Company.

14.10 “Company” means Maxwell Technologies, Inc., a Delaware corporation.

14.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.14 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

14.15 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.16 “ISO” means an incentive stock option described in Code Section 422(b).

14.17 “NSO” means a stock option not described in Code Sections 422 or 423.

14.18 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.19 “Optionee” means an individual or estate holding an Option.

14.20 “Outside Director” means a member of the Board who is not an Employee.

14.21 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.22 “Participant” means an individual or estate holding an Award.

14.23 “Performance Cash Award” means an award of cash granted under Section 8.1 of the Plan.

14.24 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).

14.25 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.26 “Plan” means this Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, as amended from time to time.

14.27 “Predecessor Plans” means the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.

14.28 “Restricted Share” means a Common Share awarded under the Plan.

14.29 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.30 [Intentionally Omitted]

14.31 [Intentionally Omitted]

14.32 “Service” means service as an Employee, Outside Director or Consultant.

14.33 “Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.34 “Stock Award” means any award of an Option, a Restricted Share, or a Stock Unit under the Plan.

14.35 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.36 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.37 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.38 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.39 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

APPENDIX A

PERFORMANCE CRITERIA

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Revenue	• Cash flow per Share

• Gross profit	• Return on equity

• Operating expenses	• Return on assets

• Earnings before interest, taxes, depreciation and amortization (EBITDA);	• Return on capital

• Operating income	• Growth in assets

• Income from operations;	• Economic value added

• Income before income taxes and minority interests	• Share price performance

• Net income	• Total stockholder return

• Net income per diluted Share	• Improvement or attainment of expense levels

• A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	• Market share or market penetration

• Cash flow	• Business expansion, and/or acquisitions or divestitures

To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator, including any other corporate, strategic and/or individual performance goals.

Maxwell Technologies, Inc.

2013 Omnibus Equity Incentive Plan

Notice of Stock Option Grant

You have been granted the following option to purchase shares of common stock of Maxwell Technologies, Inc. (the “Company”) under the Company’s 2013 Omnibus Equity Incentive Plan (the “Plan”):

Name of Optionee:                «Name»

Option Number:                «OptionNum»

Total Number of Shares:                «TotalShares»

Type of Option:                «NSO» «ISO»

Exercise Price per Share:                US$«PricePerShare»

Date of Grant:                «DateGrant»

Vesting Commencement Date:    «VestDay»

Vesting Schedule:	This option vests and becomes exercisable with respect to an additional 25% of the shares subject to this option when you complete each additional 12 months of continuous service as an Employee after the Vesting Commencement Date. Vesting may accelerate upon certain events as provided in the Stock Option Agreement or a written agreement between you and the Company.

Expiration Date:	«ExpDate». This option expires earlier if your service as an Employee terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement (the “Agreement”), both of which have been made available to you and are made a part of this document.

By signing below or accepting the Agreement by an electronic means as set forth in the Notice section thereof, you agree to all of the terms and conditions described above, the Agreement, and the Plan.

Name of Optionee

Maxwell Technologies, Inc.

2013 Omnibus Equity Incentive Plan

Stock Option Agreement

Grant of Option

Subject to all of the terms and conditions set forth in the Notice of Stock Option Grant (the “Grant Notice”), this Stock Option Agreement (the “Agreement”), and the Company’s 2013 Equity Incentive Plan (the “Plan”), the Company has granted you an option to purchase up to the total number of Common Shares specified in the Grant Notice at the Exercise Price indicated in the Grant Notice.

As a condition of the grant of this option, you hereby agree to all of the terms and conditions described herein and in the Plan.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Tax Treatment	This option is intended to be an incentive stock option (“ISO”) under Section 422 of the Code or a nonstatutory stock option (“NSO”), as provided in the Grant Notice. However, even if this option is designated as an ISO in the Grant Notice, it shall be deemed to be a NSO to the extent it does not qualify as an ISO under federal tax law, including under the $100,000 annual limitation under Section 422(d) of the Code.

Vesting

This option vests and becomes exercisable in accordance with the Vesting Schedule set forth in the Grant Notice.

For purposes of this option, your service as an Employee will be considered terminated as of the date you are no longer actively providing services to the Company or any Parent, Subsidiary, or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and will not be extended by any notice period of any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any. Unless otherwise determined by the Company, (a) your right to vest in this option, if any, will terminate as of such date, and (b) the period, if any, during which you may exercise any vested portion of this option after termination of your service as an Employee will commence on such date. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of this option (including whether you may still be considered to be providing services while on a leave of absence).

Vesting Acceleration

Except as otherwise provided herein, no additional option shares shall vest after your service as an Employee terminates.

If your service as an Employee terminates as a result of your death or Disability, then this option will become fully vested and exercisable on the last day of your employment.

If you are serving as an Employee immediately prior to the closing of a Change in Control, this option will become fully vested and exercisable immediately following your Involuntary Termination within two years following such a Change in Control.

If, in a Change in Control (other than a transaction described in clause (d) of such definition), this option is not continued, assumed, substituted, or converted into the right to receive a payment equal to the excess, if any, of (a) the value, as determined by the Administrator in its absolute discretion, of the property or cash received by the holder of a Common Share as a result of the transaction, over (b) the Exercise Price, with such payment subject to vesting based on your continuing service as an Employee after such transaction, then this option will become fully vested and exercisable immediately prior to such transaction.

Term of Option	This option expires in all events at the close of business at Company headquarters on the tenth (10th) anniversary of the Date of Grant, as shown in the Grant Notice. (This option will expire earlier if your service as an Employee terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.)

Termination of Option

If your service as an Employee terminates for any reason except death, Disability, or for Cause, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

If you die before your service as an Employee terminates or if your service as an Employee terminates because of your Disability, then this option will expire at the close of business at Company headquarters on the date 36 months after the date of your death or Disability.

If your service as an Employee terminates for Cause, then this option, to the extent vested on your termination date, will expire at the close of business at Company headquarters on the date one month after your termination date.

If your service as an Employee terminates for any reason, this option will expire immediately to the extent this option is unvested as of your termination date and does not vest as a result of your termination of service as an Employee.

Leaves of Absence and Part-Time Work

For purposes of this option, your service as an Employee does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service as an Employee is required by applicable law, the Company’s leave of absence policy, or the terms of your leave. However, your service as an Employee terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the Vesting Schedule specified in the Grant Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, the Company may adjust the Vesting Schedule so that the rate of vesting is commensurate with your reduced work schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company or its designated agent, [Online Service Provider]. Your notice must specify how many shares you wish to purchase. The notice will be effective when received.

However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

You may only exercise this option for whole shares.

Form of Payment

In order to exercise this option, you must make arrangements for the payment of the Exercise Price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•  By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer.

•  By surrendering or attesting to the ownership of shares of Company stock that you own on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. The value of the shares, determined as of the effective date of the option exercise, will be applied to the Exercise Price.

By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the Exercise Price and any Tax-Related Items (as defined below). (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given in accordance with the instructions of the Company and the broker. This exercise method is sometimes called a “same-day sale.”

Responsibility for Taxes	You acknowledge that, regardless of any action taken by the Company or, if different, the Parent, Subsidiary, or Affiliate to whom you provide services as an Employee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this option, including, but not limited to, the grant, vesting or exercise of this option, the subsequent sale of the Common Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Non-U.S. Tax-Related Items

If you are subject to taxes outside the United States, prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

•  Withholding from proceeds of the sale of Common Shares acquired upon exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or

•  Withholding shares to be issued upon exercise; or

•  Withholding from your wages or other cash compensation paid to you by the Company and/or the Employer.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, you are deemed to have been issued the full number of shares subject to the exercised portion of this option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in this Agreement that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver Common Shares or the proceeds from the sale of such Common Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

Transfer of Option	Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will provided, however, that a representative of your estate or legal heirs acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the estate or legal heirs were you.

Retention Rights	Your option and this Agreement do not give you the right to be retained by the Employer, the Company, a Parent, Subsidiary, or Affiliate in any capacity. The Employer, Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your service as an Employee at any time, with or without cause, subject to applicable laws and any written employment agreements.

Stockholder Rights	You, or your legal heirs or representatives of your estate, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the Exercise Price, and satisfying any obligation for Tax-Related Items. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Capitalization Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the option exercise price per share will be adjusted pursuant to the Plan.

Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Article 9 of the Plan.

Nature of Grant

In accepting this option, you acknowledge, understand and agree that:

•  The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

•  The grant of this option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

•  All decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

•  You are voluntarily participating in the Plan;

•  This option and the Common Shares subject to this option are not intended to replace any pension rights or compensation;

•  This option and the Common Shares subject to this option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

•  The future value of the Common Shares underlying this option is unknown, indeterminable and cannot be predicted with certainty;

•  If the Common Shares underlying this option do not increase in value, this option will have no value;

•  If you exercise this option and acquire Common Shares, the value of the Common Shares may increase or decrease in value, including below the Exercise Price;

•  No claim or entitlement to compensation or damages shall arise from forfeiture of this option resulting from the termination of your service as an Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and in consideration of the grant of this option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any Parent, Subsidiary, or Affiliate, including the Employer, waive your ability, if any, to bring any such claim, and release the Company, any Parent, Subsidiary, or Affiliate including the Employer, from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

•  Unless otherwise provided in the Plan or by the Company in its discretion, this option and the benefits evidenced by this Agreement do not create any entitlement to have this option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

•  Neither the Employer, the Company nor any Parent, Subsidiary, or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of this option or of any amounts due to you pursuant to exercise of this option or the subsequent sale of any Common Shares acquired upon exercise.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other option grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to a stock plan service provider as may be selected by the Company (the “Online Service Provider”), that is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, the Online Service Provider, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service as an Employee and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Restrictions on Resale	You agree not to sell any Common Shares issued upon exercise of this option at a time when applicable laws, Company policies (including, without limitation, the Company’s Insider Trading Policy including any Addenda thereto) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your service as an Employee continues and for such period of time after the termination of your service as an Employee as the Company may specify.

Regulatory Requirements	Notwithstanding any other provision of the Plan, the obligation of the Company to issue Common Shares hereunder shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to the Plan prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

Other Conditions and Restrictions	Any Common Shares issued hereunder shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

Notice	Any notices provided for under this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. If the Company posts these documents on such an online or electronic system, it will notify you by email.

Governing Law	The provisions of Section 2.7 of the Plan apply to this option.

Language	If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Plan, this Agreement, and the Grant Notice constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. However, if you and the Company have entered into a written agreement relating to the vesting of this option, then such written agreement will govern the vesting of this option.

Severability	If one or more of the provisions of this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision will be deemed null and void; however, to the extent permissible by law, any provisions that could be deemed null and void will first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan, on this option and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Waiver	You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent by you or any other Participant.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of Common Shares underlying this option. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Insider Trading Restrictions/ Market Abuse Laws	You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares or rights to shares (e.g., this option) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

Definitions

“Cause” means any of the following:

•  Your unauthorized use or disclosure of the Company’s confidential information or trade secrets;

•  Your breach of any agreement between you and the Company;

•  Your material failure to comply with the Company’s written policies or rules; your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of your local jurisdiction;

•  Your gross negligence or willful misconduct;

•  Your continuing failure to perform assigned duties after receiving written notification of the failure from the Company; or

•  Your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation.

“Change in Control” means:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities;

(b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to this Agreement and this Agreement provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in this Agreement, such transaction must also constitute a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

“Disability” means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances, including a requirement that you submit medical evidence or undergo a medical examination by a doctor selected by the Company as deemed necessary to make a determination hereunder.

“Involuntary Termination” means either a (a) Termination Without Cause, or (b) Resignation for Good Reason.

“Resignation for Good Reason” means your resignation within 180 days after one of the following conditions initially has come into existence without your express written consent:

•  A change in your position with the Company that materially reduces your level of authority or responsibility, relative to your authority or responsibilities as in effect immediately prior to such reduction, or the assignment to you of such reduced authority and responsibilities;

•  A reduction in your base salary or target bonus by more than 10%; or

•  A relocation to a facility or a location more than 50 miles from your then-present work location that increases your one-way commute.

A Resignation for Good Reason will not be deemed to have occurred unless (a) you give the Company written notice of the condition within 90 days after the condition initially comes into existence, (b) the Company fails to remedy the condition within 30 days after receiving your written notice, and (c) you terminate employment within 180 days from the date the condition initially comes into existence.

“Termination Without Cause” means your involuntary discharge by the Company for reasons other than Cause, provided that you are willing and able to continue performing services within the meaning of Treas. Reg. §1.409A-1(n)(1).

By your acceptance of this grant, you agree to all of the

terms and conditions described above.

Maxwell Technologies, Inc.

2013 Omnibus Equity Incentive Plan

Notice of Restricted Stock Unit Award

You have been granted Restricted Stock Units (“RSUs”) representing shares of common stock of Maxwell Technologies, Inc. (the “Company”) on the following terms:

Name of Recipient:	xxxx
Total Number of RSUs Granted:	xxxx
Grant Date:	xxxx
Vesting Commencement Date:	xxxx
Vesting Schedule:	Increments of 25% of the RSUs subject to this award will vest when you complete each year of continuous employment after the Vesting Commencement Date. Vesting may accelerate upon certain events as provided in the Restricted Stock Unit Agreement or a written agreement between you and the Company.
Grant Number:	xxxx

You and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”), both of which have been made available to you and are made a part of this document.

By signing below or accepting the Agreement by an electronic means as set forth in the Notice section thereof, you agree to all of the terms and conditions described above, the Agreement, and the Plan.

Name of Recipient

Maxwell Technologies, Inc.

2013 Omnibus Equity Incentive Plan:

Restricted Stock Unit Agreement

Grant of RSUs	Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award (the “Grant Notice”), this Agreement and the Plan, the Company has granted to you the number of RSUs set forth in the Grant Notice.

Vesting

The RSUs vest in accordance with the Vesting Schedule set forth in the Grant Notice.

For purposes of the foregoing, your service as an Employee will be considered terminated as of the date you are no longer actively providing services to the Company or any Parent, Subsidiary, or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, you right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period of any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSUs (including whether you may still be considered to be providing services while on a leave of absence).

Note that you will not receive consideration in respect of your vested RSUs until they are settled in accordance with the Settlement of RSUs section below.

Vesting Acceleration

Except as otherwise provided herein, no additional RSUs shall vest after your service as an Employee terminates.

If your service as an Employee terminates as a result of your death or Disability, your then-unvested RSUs will become fully vested on your last day of employment.

If you are serving as an Employee immediately prior to the closing of a Change in Control, your then-unvested RSUs will become fully vested immediately following your Involuntary Termination within two years following such a Change in Control.

If, in a Change in Control occurring on or prior to the Deadline (other than a transaction described in clause (d) of such definition), an RSU is not continued, assumed, substituted, or converted into the right to receive a payment equal to the value, as determined by the Administrator in its absolute discretion, of the property or cash received by the holder of a Common Share as a result of the transaction with payment subject to vesting based on your continuing service as an Employee after such transaction, then your then-unvested RSUs will vest fully vested immediately prior to such transaction.

Forfeiture	Except as otherwise provided herein or pursuant to a written agreement between you and the Company, if your service as an Employee terminates for any reason, your then-unvested RSUs will be forfeited to the extent they have not vested before your termination date and do not vest as a result of the termination of your service. Accordingly, any such unvested RSUs will be cancelled and forfeited immediately. You will receive no payment for RSUs that are cancelled. The Company determines when your service as an Employee terminates for this purpose.

Settlement of RSUs	The RSUs will be settled on the first Permissible Trading Day that occurs on or after the day when the RSUs vest, but shall be settled no later than the March 15th of the calendar year following the calendar year in which the RSUs vest. At the time of settlement, you will receive one Common Share for each vested RSU. However, the Company retains the discretion to substitute an equivalent amount of cash for each underlying Common Share determined on the basis of the Fair Market Value of the Common Shares at the time an RSU vests.

Section 409A	This section applies only if the Company determines that you are a “specified employee” within the meaning of Section 409A(2)(B)(i) of the Code at the time of your “separation from service” as defined in Treas. Reg. §1.409A-1(h). If this section applies, then any RSUs that otherwise would have been settled during the first six months following your separation from service will instead be settled during the seventh month following your separation from service, unless the Company determines that the settlement of those RSUs is exempt from Section 409A of the Code.

Responsibility for Taxes	You acknowledge that, regardless of any action taken by the Company or, if different, the Parent, Subsidiary, or Affiliate to whom you provide services as an Employee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of the Common Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Withholding Taxes	You must make arrangements satisfactory to the Company for the payment of any withholding taxes that are due as a result of the vesting or settlement of RSUs. At its discretion, the Company may satisfy applicable withholding obligations by any one or more of the following means (a) causing you to tender a cash payment or surrender other Common Shares that you previously acquired, (b) taking payment from the proceeds of the sale of Common Shares through a Company-approved broker, (c) withholding Common Shares that otherwise would be issued to you when the RSUs are settled, provided that no Common Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (d) withholding cash from other compensation payable to you. If you are a Company officer subject to Section 16 of the Exchange Act, then your tax withholding obligations in connection with the RSUs will be satisfied pursuant to clause (c) of the preceding sentence only if approved in advance by the Committee. The fair market value of the Common Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to withholding taxes.

Non-U.S. Tax-Related Items

If you are subject to taxes outside the United States, prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, you authorize and direct the Company and a brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a number of whole Common Shares from the shares that are issuable upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Company’s or the Employer’s withholding obligation for Tax-Related Items. Such Common Shares will be sold on the date on which the withholding obligation for Tax-Related Items arises or as soon thereafter as practicable. You acknowledge and agree that the Company is under no obligation to arrange for such sale at any particular price, that you are responsible for all fees and other costs of sale, and that you are hereby agreeing to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale and that the proceeds of any such sale may not be sufficient to satisfy the Company’s or the Employer’s withholding obligation for Tax-Related Items. In the event that such proceeds are not sufficient, you agree to pay to the Company or the Employer, as applicable, as soon as practicable, including through additional payroll withholding, the amount of any such shortfall. To the extent the proceeds of such sale exceed the Company’s or the Employer’s withholding obligation for Tax-Related Items, the Company or the Employer, as applicable, agrees to pay such excess in cash to you through payroll as soon as practicable.

In the event that the Company determines, in its sole discretion, not to satisfy any withholding obligation for Tax-Related Items through the process described above, it will instead satisfy your obligation by one or a combination of the following:

•  Withholding Common Shares that would otherwise be issued to you when the RSUs are settled equal in value to the Tax-Related Items. If the Company satisfies any withholding obligation for Tax-Related Items by withholding a number of Common Shares as described above, you are deemed to have been issued the full number of Common Shares subject to the RSUs.

•  Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company.

•  Any other means approved by the Company.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent.

You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. If cash is to be distributed pursuant to the RSUs instead of shares, the Company will withhold from the cash delivered to you an amount necessary to satisfy any withholding obligation for Tax-Related Items.

The Company may refuse to issue or deliver Common Shares or the proceeds from the sale of such Common Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

Nature of RSUs	No payment is required for the RSUs that you are receiving. Your RSUs are mere bookkeeping entries and represent the Company’s unfunded and unsecured promise to issue Common Shares or distribute cash to you on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

No Voting or Dividends Rights	Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Common Shares.

Retention Rights	Your RSUs and this Agreement do not give you the right to be retained by the Company, a Parent, Subsidiary, or Affiliate in any capacity. The Employer, Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your service as an Employee at any time, with or without cause, subject to applicable laws and any written employment agreements.

RSUs Not Transferable	Except as otherwise provided below, you may not sell, transfer, assign, pledge or otherwise dispose of any RSUs.

Beneficiary Designation	You may dispose of your RSUs in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive the proceeds from any vested RSUs that you hold at the time of your death.

Nature of Grant

In accepting the RSUs, you acknowledge, understand and agree that:

•  The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

•  The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

•  All decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

•  You are voluntarily participating in the Plan;

•  The RSUs and the Common Shares subject to the RSUs are not intended to replace any pension rights or compensation;

•  The RSUs and the Common Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes, including, without limitation, of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

•  The future value of the underlying Common Shares is unknown, indeterminable and cannot be predicted with certainty;

•  No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of your service as an Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any Parent, Subsidiary, or Affiliate, including the Employer, waive your ability, if any, to bring any such claim, and release the Company, any Parent, Subsidiary, or Affiliate, including the Employer, from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

•  Unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

•  Neither the Employer, the Company nor any Parent, Subsidiary, or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Common Shares acquired upon settlement.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to a stock plan service provider as may be selected by the Company (the “Online Service Provider”), which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Online Service Provider, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service as an Employee and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Restrictions on Resale	You agree not to sell any Common Shares issued under the RSUs at a time when applicable laws, Company policies (including, without limitation, the Company’s Insider Trading Policy including any Addenda thereto) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your service as an Employee continues and for such period of time after the termination of your service as an Employee as the Company may specify.

Regulatory Requirements	Notwithstanding any other provision of this Agreement, the obligation of the Company to issue Common Shares hereunder shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

Other Conditions and Restrictions	Any Common Shares issued hereunder shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

Notice	Any notices provided for under this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. If the Company posts these documents on such an online or electronic system, it will notify you by email.

Governing Law	The provisions of Section 2.7 of the Plan apply to this Award.

Language	If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version, including defined words therein, is different than the English version, the English version will control.

Amendment	This Agreement may be amended only by written consent of the Company and you, unless the amendment is not to the detriment of your rights under this Agreement.

The Plan and Other Agreements

The text of the Plan is incorporated into this Agreement by reference. Additional provisions regarding definitions of capitalized terms used herein and not defined in this Agreement can be found in the Plan.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding the RSUs. Any prior agreements, commitments or negotiations concerning the RSUs are superseded. However, if you and the Company have entered into a written agreement relating to the vesting of the RSUs, then such written agreement will govern the vesting of the RSUs.

Severability	If one or more of the provisions of this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision will be deemed null and void; however, to the extent permissible by law, any provisions that could be deemed null and void will first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in this Agreement, on the RSUs and on any Common Shares acquired under this Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Waiver	You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in this Agreement, or your acquisition or sale of underlying Common Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in this Agreement before taking any action related to this Agreement.

Insider Trading Restrictions/ Market Abuse Laws	You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares or rights to shares under this Agreement during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

Definitions

“Cause” means any of the following:

•  Your unauthorized use or disclosure of the Company’s confidential information or trade secrets;

•  Your breach of any agreement between you and the Company;

•  Your material failure to comply with the Company’s written policies or rules; your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of your local jurisdiction;

•  Your gross negligence or willful misconduct;

•  Your continuing failure to perform assigned duties after receiving written notification of the failure from the Company; or

•  Your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation.

“Change in Control” means:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities;

(b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to this Agreement and this Agreement provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in this Agreement, such transaction must also constitute a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

“Disability” means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, including a requirement that you submit medical evidence or undergo a medical examination by a doctor selected by the Company as deemed necessary to make a determination hereunder.

“Involuntary Termination” means either a (a) Termination Without Cause, or (b) Resignation for Good Reason.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•  The Nasdaq Global Stock Market is open for trading on that day;

•  You are permitted to sell Common Shares of the Company on that day without incurring liability under Section 16 of the Exchange Act;

•  Either (a) a day on which you are not in possession of material non-public information that would make it illegal for you to sell Common Shares on that day under Rule 10b-5 of the Securities and Exchange Commission, or (b) the day that you have specified to sell Common Shares to be issued under this Agreement pursuant to a trading plan approved by the Company’s Corporate Counsel & Chief Compliance Officer, under Rule 10b5-1 of the Securities and Exchange Commission;

•  Under the Company’s written Insider Trading Policy (and any Addenda thereto), you are permitted to sell Common Shares on that day; and

You are not prohibited from selling Common Shares on that day by a written agreement between you and the Company or a third party.

“Resignation for Good Reason” means your resignation within 180 days after one of the following conditions initially has come into existence without your express written consent:

•  A change in your position with the Company that materially reduces your level of authority or responsibility, relative to your authority or responsibilities as in effect immediately prior to such reduction, or the assignment to you of such reduced authority and responsibilities;

•  A reduction in your base salary or target bonus by more than 10%; or

•  A relocation to a facility or a location more than 50 miles from your then-present work location that increases your one-way commute.

A Resignation for Good Reason will not be deemed to have occurred unless (a) you give the Company written notice of the condition within 90 days after the condition initially comes into existence, (b) the Company fails to remedy the condition within 30 days after receiving your written notice, and (c) you terminate employment within 180 days from the date the condition initially comes into existence.

“Termination Without Cause” means your involuntary discharge by the Company for reasons other than Cause, provided that you are willing and able to continue performing services within the meaning of Treas. Reg. §1.409A-1(n)(1).

By your acceptance of this grant, you agree to all of the

terms and conditions described above and in the Plan.

Maxwell Technologies, Inc.

2013 Omnibus Equity Incentive Plan

Notice of Performance Restricted Stock Unit Award

You have been granted Restricted Stock Units (“RSUs”) representing shares of common stock of Maxwell Technologies, Inc. (the “Company”) on the following terms:

Name of Recipient:	xxxx
Grant Date:	xxxx
Grant Number:	xxxx
Number of RSUs with Vesting Subject to Revenue Metrics (as described below):	xxxx (the “Revenue RSUs”)
Number of RSUs with Vesting Subject to Operating Income Metrics (as described below):	xxxx (the “Operating Income RSUs”)
Total Number of RSUs Subject to Award at Target:	xxxx (the “Target RSUs”)
Maximum Number of RSUs Subject to Award:	xxxx (the “Award RSUs”)
Deadline for Performance Goal Achievement:	December 31, 2017 (the “Deadline”)

You and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan (the “Plan”) and the Performance Restricted Stock Unit Agreement (the “Agreement”), both of which have been made available to you and are made a part of this document.

By signing below or accepting the Agreement by an electronic means as set forth in the Notice section thereof, you agree to all of the terms and conditions described above, the Agreement, and the Plan.

Name of Recipient

Maxwell Technologies, Inc.

2013 Omnibus Equity Incentive Plan:

Performance Restricted Stock Unit Agreement

Grant of RSUs	Subject to all of the terms and conditions set forth in the Notice of Performance Restricted Stock Unit Award (the “Grant Notice”), this Agreement and the Plan, the Company has granted to you the Award RSUs set forth in the Grant Notice.

Revenue Metrics	Provided that your service as an Employee continues through the Deadline, you will vest in a percentage of the Revenue RSUs, contingent upon the Company’s achievement of revenue during the fiscal year ending on the Deadline, as follows:

Revenue in Fiscal Year	Percentage of Revenue RSUs Vesting
Less than $[__] million (80% of target)	—%
$[__] million (80% of target)	50% of target
$[__] million (100% of target)	100% of target
$[__] million or more (110% of target)	200% of target

Operating Income Metrics	Provided that your service as an Employee continues through the Deadline, you will vest in a percentage of the Operating Income RSUs, contingent upon the Company’s achievement of operating income before taxes determined on a non-GAAP basis during the fiscal year ending on the Deadline, as follows:

Operating Income in Fiscal Year	Percentage of Operating Income RSUs Vesting
Less than $[__] million (80% of target)	—%
$[__] million (80% of target)	50% of target
$[__] million (100% of target)	100% of target
$[__] million or more (110% of target)	200% of target

Determination of Performance Goals

Except as otherwise provided herein, no Award RSUs will vest unless and until the above-referenced performance goals (each, a “Performance Goal”) have (a) occurred and have been certified by the Committee, and (b) your service as an Employee continues through the Deadline. A Performance Goal will not be deemed satisfied or achieved until the Committee, having sufficient information on which to base its conclusion, determines that it has been satisfied or achieved.

Performance Goals based on non-GAAP measures shall have the same meaning and calculation methodology as the equivalent non-GAAP measure that the Company determines for financial reporting purposes in its quarterly and annual financial press releases. The Committee shall not have discretion to make further adjustments to the Performance Goals.

To the extent that a Performance Goal has not been achieved for the fiscal year ending on the Deadline, with such achievement certified by the Committee not later than March 1st of the year following the Deadline, then any remaining unvested Award RSUs corresponding to the Performance Goal will be forfeited. The RSUs subject to this award shall in all events terminate and cease to remain outstanding after March 15th of the year following the Deadline.

Performance-Based Vesting Conditions

Provided your service as an Employee continues through the Deadline, you may vest in the Revenue RSUs and the Operating Income RSUs as described herein. Note that you will not receive consideration in respect of your vested RSUs until they are settled in accordance with the Settlement of RSUs section below.

The achievement of the Performance Goals is determined following the completion of the fiscal year ending on the Deadline. An applicable portion of the Revenue RSUs and Operating Income RSUs, respectively, will vest following the fiscal year ending on the Deadline in which an applicable Performance Goal is achieved. Straight-line interpolation will be used for amounts between any increments set forth above.

No more than 200% of the Revenue RSUs and 200% of the Operating Income RSUs may vest in total under this award.

Vesting Acceleration

Except as otherwise provided herein, no additional RSUs shall vest after your service as an Employee terminates.

If your service as an Employee terminates prior to the Deadline as a result of your death or Disability, up to a maximum of 100% of the Target RSUs under this award will vest on your last day of employment.

If you are serving as an Employee immediately prior to the closing of a Change in Control occurring on or prior to the Deadline, up to a maximum of 100% of the Target RSUs will vest immediately thereafter upon your Involuntary Termination within two years following such a Change in Control.

If, in a Change in Control occurring on or prior to the Deadline (other than a transaction described in clause (d) of such definition), an RSU is not continued, assumed, substituted, or converted into the right to receive a payment equal to the value, as determined by the Administrator in its absolute discretion, of the property or cash received by the holder of a Common Share as a result of the transaction with payment subject to vesting based on your continuing service as an Employee after such transaction, then up to a maximum of 100% of the Target RSUs will vest immediately prior to such transaction.

The occurrence of your death, Disability, an Involuntary Termination, or a Change in Control shall not result in the cumulative vesting of more than 100% of the Target RSUs under this award. To the extent that 100% or more of the Target RSUs have already vested at the time of a death, Disability, or your Involuntary Termination following a Change in Control, no additional Target RSUs will vest as a result of the death, Disability, or Involuntary Termination following a Change in Control.

Service-Based Vesting Conditions

For purposes of this Agreement, your service as an Employee will be considered terminated as of the date you are no longer actively providing services to the Company or any Parent, Subsidiary, or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, you right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period of any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSUs (including whether you may still be considered to be providing services while on a leave of absence).

Note that you will not receive consideration in respect of your vested RSUs until they are settled in accordance with the Settlement of RSUs section below.

Forfeiture	Except as otherwise provided herein or pursuant to a written agreement between you and the Company, if your service as an Employee terminates for any reason, your then-unvested Award RSUs will be forfeited to the extent they have not vested before your termination date and do not vest as a result of the termination of your service. Accordingly, any such unvested Award RSUs will be cancelled and forfeited immediately. You will receive no payment for RSUs that are cancelled. The Company determines when your service as an Employee terminates for this purpose.

Settlement of RSUs	The RSUs will be settled on the first Permissible Trading Day that occurs on or after the day when the RSUs vest, but shall be settled no later than the March 15th of the calendar year following the calendar year in which the RSUs vest. At the time of settlement, you will receive one Common Share for each vested RSU. However, the Company retains the discretion to substitute an equivalent amount of cash for each underlying Common Share determined on the basis of the Fair Market Value of the Common Shares at the time an RSU vests.

Section 409A	This section applies only if the Company determines that you are a “specified employee” within the meaning of Section 409A(2)(B)(i) of the Code at the time of your “separation from service” as defined in Treas. Reg. §1.409A-1(h). If this section applies, then any RSUs that otherwise would have been settled during the first six months following your separation from service will instead be settled during the seventh month following your separation from service, unless the Company determines that the settlement of those RSUs is exempt from Section 409A of the Code.

Responsibility for Taxes	You acknowledge that, regardless of any action taken by the Company or, if different, the Parent, Subsidiary, or Affiliate to whom you provide services as an Employee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of the Common Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Withholding Taxes	You must make arrangements satisfactory to the Company for the payment of any withholding taxes that are due as a result of the vesting or settlement of RSUs. At its discretion, the Company may satisfy applicable withholding obligations by any one or more of the following means (a) causing you to tender a cash payment or surrender other Common Shares that you previously acquired, (b) taking payment from the proceeds of the sale of Common Shares through a Company-approved broker, (c) withholding Common Shares that otherwise would be issued to you when the RSUs are settled, provided that no Common Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (d) withholding cash from other compensation payable to you. If you are a Company officer subject to Section 16 of the Exchange Act, then your tax withholding obligations in connection with the RSUs will be satisfied pursuant to clause (c) of the preceding sentence only if approved in advance by the Committee. The fair market value of the Common Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to withholding taxes.

Non-U.S. Tax-Related Items

If you are subject to taxes outside the United States, prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, you authorize and direct the Company and a brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a number of whole Common Shares from the shares that are issuable upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Company’s or the Employer’s withholding obligation for Tax-Related Items. Such Common Shares will be sold on the date on which the withholding obligation for Tax-Related Items arises or as soon thereafter as practicable. You acknowledge and agree that the Company is under no obligation to arrange for such sale at any particular price, that you are responsible for all fees and other costs of sale, and that you are hereby agreeing to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale and that the proceeds of any such sale may not be sufficient to satisfy the Company’s or the Employer’s withholding obligation for Tax-Related Items. In the event that such proceeds are not sufficient, you agree to pay to the Company or the Employer, as applicable, as soon as practicable, including through additional payroll withholding, the amount of any such shortfall. To the extent the proceeds of such sale exceed the Company’s or the Employer’s withholding obligation for Tax-Related Items, the Company or the Employer, as applicable, agrees to pay such excess in cash to you through payroll as soon as practicable.

In the event that the Company determines, in its sole discretion, not to satisfy any withholding obligation for Tax-Related Items through the process described above, it will instead satisfy your obligation by one or a combination of the following:

•  Withholding Common Shares that would otherwise be issued to you when the RSUs are settled equal in value to the Tax-Related Items. If the Company satisfies any withholding obligation for Tax-Related Items by withholding a number of Common Shares as described above, you are deemed to have been issued the full number of Common Shares subject to the RSUs.

•  Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company.

•  Any other means approved by the Company.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent.

You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. If cash is to be distributed pursuant to the RSUs instead of shares, the Company will withhold from the cash delivered to you an amount necessary to satisfy any withholding obligation for Tax-Related Items.

The Company may refuse to issue or deliver Common Shares or the proceeds from the sale of such Common Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

Nature of RSUs	No payment is required for the RSUs that you are receiving. Your RSUs are mere bookkeeping entries and represent the Company’s unfunded and unsecured promise to issue Common Shares or distribute cash to you on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

No Voting or Dividends Rights	Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Common Shares.

Retention Rights	Your RSUs and this Agreement do not give you the right to be retained by the Company, a Parent, Subsidiary, or Affiliate in any capacity. The Employer, Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your service as an Employee at any time, with or without cause, subject to applicable laws and any written employment agreements.

RSUs Not Transferable	Except as otherwise provided below, you may not sell, transfer, assign, pledge or otherwise dispose of any RSUs.

Beneficiary Designation	You may dispose of your RSUs in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive the proceeds from any vested RSUs that you hold at the time of your death.

Nature of Grant

In accepting the RSUs, you acknowledge, understand and agree that:

•  The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

•  The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

•  All decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

•  You are voluntarily participating in the Plan;

•  The RSUs and the Common Shares subject to the RSUs are not intended to replace any pension rights or compensation;

•  The RSUs and the Common Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes, including, without limitation, of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

•  The future value of the underlying Common Shares is unknown, indeterminable and cannot be predicted with certainty;

•  No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of your service as an Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any Parent, Subsidiary, or Affiliate, including the Employer, waive your ability, if any, to bring any such claim, and release the Company, any Parent, Subsidiary, or Affiliate, including the Employer, from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

•  Unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

•  Neither the Employer, the Company nor any Parent, Subsidiary, or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Common Shares acquired upon settlement.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to a stock plan service provider as may be selected by the Company (the “Online Service Provider”), which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Online Service Provider, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service as an Employee and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Restrictions on Resale	You agree not to sell any Common Shares issued under the RSUs at a time when applicable laws, Company policies (including, without limitation, the Company’s Insider Trading Policy including any Addenda thereto) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your service as an Employee continues and for such period of time after the termination of your service as an Employee as the Company may specify.

Regulatory Requirements	Notwithstanding any other provision of this Agreement, the obligation of the Company to issue Common Shares hereunder shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

Other Conditions and Restrictions	Any Common Shares issued hereunder shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

Notice	Any notices provided for under this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. If the Company posts these documents on such an online or electronic system, it will notify you by email.

Governing Law	The provisions of Section 2.7 of the Plan apply to this Award.

Language	If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version, including defined words therein, is different than the English version, the English version will control.

Amendment	This Agreement may be amended only by written consent of the Company and you, unless the amendment is not to the detriment of your rights under this Agreement.

The Plan and Other Agreements

The text of the Plan is incorporated into this Agreement by reference. Additional provisions regarding definitions of capitalized terms used herein and not defined in this Agreement can be found in the Plan.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding the Award RSUs. Any prior agreements, commitments or negotiations concerning the Award RSUs are superseded. However, if you and the Company have entered into a written agreement relating to the vesting of the Award RSUs, then such written agreement will govern the vesting of the Award RSUs.

Severability	If one or more of the provisions of this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision will be deemed null and void; however, to the extent permissible by law, any provisions that could be deemed null and void will first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in this Agreement, on the Award RSUs and on any Common Shares acquired under this Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Waiver	You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in this Agreement, or your acquisition or sale of underlying Common Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in this Agreement before taking any action related to this Agreement.

Insider Trading Restrictions/ Market Abuse Laws	You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares or rights to shares under this Agreement during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

Definitions

“Cause” means any of the following:

•  Your unauthorized use or disclosure of the Company’s confidential information or trade secrets;

•  Your breach of any agreement between you and the Company;

•  Your material failure to comply with the Company’s written policies or rules; your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of your local jurisdiction;

•  Your gross negligence or willful misconduct;

•  Your continuing failure to perform assigned duties after receiving written notification of the failure from the Company; or

•  Your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation.

“Change in Control” means:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities;

(b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to this Agreement and this Agreement provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in this Agreement, such transaction must also constitute a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

“Disability” means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, including a requirement that you submit medical evidence or undergo a medical examination by a doctor selected by the Company as deemed necessary to make a determination hereunder.

“Involuntary Termination” means either a (a) Termination Without Cause, or (b) Resignation for Good Reason.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•  The Nasdaq Global Stock Market is open for trading on that day;

•  You are permitted to sell Common Shares of the Company on that day without incurring liability under Section 16 of the Exchange Act;

•  Either (a) a day on which you are not in possession of material non-public information that would make it illegal for you to sell Common Shares on that day under Rule 10b-5 of the Securities and Exchange Commission, or (b) the day that you have specified to sell Common Shares to be issued under this Agreement pursuant to a trading plan approved by the Company’s Corporate Counsel & Chief Compliance Officer, under Rule 10b5-1 of the Securities and Exchange Commission;

•  Under the Company’s written Insider Trading Policy (and any Addenda thereto), you are permitted to sell Common Shares on that day; and

•  You are not prohibited from selling Common Shares on that day by a written agreement between you and the Company or a third party.

“Resignation for Good Reason” means your resignation within 180 days after one of the following conditions initially has come into existence without your express written consent:

•  A change in your position with the Company that materially reduces your level of authority or responsibility, relative to your authority or responsibilities as in effect immediately prior to such reduction, or the assignment to you of such reduced authority and responsibilities;

•  A reduction in your base salary or target bonus by more than 10%; or

•  A relocation to a facility or a location more than 50 miles from your then-present work location that increases your one-way commute.

A Resignation for Good Reason will not be deemed to have occurred unless (a) you give the Company written notice of the condition within 90 days after the condition initially comes into existence, (b) the Company fails to remedy the condition within 30 days after receiving your written notice, and (c) you terminate employment within 180 days from the date the condition initially comes into existence.

“Termination Without Cause” means your involuntary discharge by the Company for reasons other than Cause, provided that you are willing and able to continue performing services within the meaning of Treas. Reg. §1.409A-1(n)(1).

By your acceptance of this grant, you agree to all of the

terms and conditions described above and in the Plan.

MARKET STOCK UNITS

MAXWELL TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

NOTICE OF MARKET STOCK UNIT AWARD

You have been granted Market Stock Units (“MSUs”) representing shares of common stock of Maxwell Technologies, Inc. (the “Company”) on the following terms:

Name of Recipient:	xxxx
Grant Date:	xxxx
Grant Number:	xxxx
Target Number of MSUs:	xxxx (the “Target MSUs”)
Maximum Number of MSUs:	xxxx (the “Maximum MSUs”)

You and the Company agree that the MSUs are granted under and governed by the terms and conditions of the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan (the “Plan”) and the Market Stock Unit Agreement (the “Agreement”), both of which have been made available to you and are made a part of this document. For purposes of the Plan, MSUs are Stock Units with vesting determined by reference to the relative performance of the Company’s stock price compared with the Nasdaq Composite Index.

By signing below or accepting the Agreement by an electronic means as set forth in the Notice section thereof, you agree to all of the terms and conditions described above, the Agreement, and the Plan.

Name of Recipient

MAXWELL TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN:

MARKET STOCK UNIT AGREEMENT

Grant of MSUs	Subject to all of the terms and conditions set forth in the Notice of Market Stock Unit Award (the “Grant Notice”), this Agreement and the Plan, the Company has granted to you this award of MSUs, under which you are eligible to earn up to the Maximum MSUs (as set forth in the Grant Notice) upon satisfaction of specified stock price-related performance objectives. Defined terms are set forth in the section entitled Definitions below.

Vesting

Provided that your service as an Employee continues through the end of the First Performance Period, you will vest in the number of MSUs subject to the First Tranche (the “First Year Vested MSUs”) equal to the product of (i) the number of MSUs subject to the First Tranche, multiplied by (ii) the lesser of (A) the Payout Percentage, or (B) 200%.

Provided that your service as an Employee continues through the end of the Second Performance Period, you will vest in the number of MSUs subject to the Second Tranche (the “Second Year Vested MSUs”) equal to the product of (i) the number of MSUs subject to the Second Tranche, multiplied by (ii) the lesser of (A) the Payout Percentage, or (B) 200%.

Provided that your service as an Employee continues through the end of the Third Performance Period, you will vest in a number of MSUs equal to the excess, if any, of (i) the product of (A) the number of MSUs subject to the Target MSUs, multiplied by (B) the lesser of (x) the Payout Percentage, and (y) 200%, over (ii) the sum of the First Year Vested MSUs and Second Year Vested MSUs.

You may not vest in more than the Maximum MSUs under this award.

Determination of Vesting

Provided your service as an Employee continues through the end of each Performance Period, you may vest in the MSUs as described herein. Note that you will not receive cash or Common Share consideration in respect of your vested MSUs until they are settled in accordance with the Settlement of MSUs section below.

Except as otherwise provided herein, no MSUs will vest unless and until (i) your service as an Employee continues through the end of each applicable Performance Period, and (ii) vesting has been certified by the

Committee. The determination of vesting during each Performance Period is determined following the completion of each applicable Performance Period. The MSUs subject to this award shall in all events terminate and cease to remain outstanding after March 15th of the year following the end of the Third Performance Period.

Vesting Acceleration

Except as otherwise provided herein, no additional MSUs shall vest after your service as an Employee terminates.

If your service as an Employee terminates prior to the end of the Third Performance Period as a result of your death or Disability, up to a maximum of 100% of the Target MSUs under this award will vest on your last day of employment.

If you are serving as an Employee on the effective date of a Change in Control that occurs on or prior to the end of the Third Performance Period or an Involuntary Termination occurs within 30 days prior to the effective date of such a Change in Control, up to a maximum of 100% of the Target MSUs under this award will vest immediately as of the effective date of such a Change in Control.

The occurrence of your death, Disability, Involuntary Termination within 30 days prior to the effective date of a Change in Control, or a Change in Control shall not result in the cumulative vesting of more than 100% of the Target MSUs under this award. To the extent that 100% or more of the Target MSUs have already vested at the time of your death, Disability, Involuntary Termination within 30 days prior to the effective date of a Change in Control, or a Change in Control, no additional Target MSUs will vest as a result of your death, Disability, Involuntary Termination within 30 days prior to the effective date of a Change in Control, or a Change in Control.

Forfeiture	Except as otherwise provided herein or pursuant to a written agreement between you and the Company, if your service as an Employee terminates for any reason, your Non-Vested MSUs will be forfeited to the extent they have not vested before your termination date and do not vest as a result of the termination of your service. Accordingly, any such Non-Vested MSUs will be cancelled and forfeited immediately. You will receive no payment for MSUs that are cancelled. The Company determines when your service as an Employee terminates for this purpose.

Service-Based Vesting Conditions

For purposes of this Agreement, your service as an Employee will be considered terminated as of the date you are no longer actively providing services to the Company or any Parent, Subsidiary, or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, you right to vest in the MSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your MSUs (including whether you may still be considered to be providing services while on a leave of absence).

Note that you will not receive cash or Common Share consideration in respect of your vested MSUs until they are settled in accordance with the Settlement of MSUs section below.

Settlement of MSUs	The MSUs will be settled on the first Permissible Trading Day that occurs on or after the day when the MSUs vest, but shall be settled no later than the March 15th of the calendar year following the calendar year in which the MSUs vest. At the time of settlement, you will receive one Common Share for each vested MSU. However, the Company retains the discretion to substitute an equivalent amount of cash for each underlying Common Share determined on the basis of the Fair Market Value of the Common Shares at the time an MSU vests.

Section 409A	This section applies only if the Company determines that you are a “specified employee” within the meaning of Section 409A(2)(B)(i) of the Code at the time of your “separation from service” as defined in Treas. Reg. §1.409A-1(h) and your MSUs are settled as a result of your “separation from service.” If this section applies, then any MSUs that otherwise would have been settled during the first six months following your separation from service will instead be settled during the seventh month following your separation from service, unless the Company determines that the settlement of those MSUs is exempt from Section 409A of the Code.

Responsibility for Taxes	You acknowledge that, regardless of any action taken by the Company or, if different, the Parent, Subsidiary, or Affiliate to whom you provide services as an Employee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the

Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the MSUs, including, but not limited to, the grant, vesting or settlement of the MSUs, the subsequent sale of the Common Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the MSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Withholding Taxes	You must make arrangements satisfactory to the Company for the payment of any withholding taxes that are due as a result of the vesting or settlement of MSUs. At its discretion, the Company may satisfy applicable withholding obligations by any one or more of the following means (a) causing you to tender a cash payment or surrender other Common Shares that you previously acquired, (b) taking payment from the proceeds of the sale of Common Shares through a Company-approved broker, (c) withholding Common Shares that otherwise would be issued to you when the MSUs are settled, provided that no Common Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (d) withholding cash from other compensation payable to you. If you are a Company officer subject to Section 16 of the Exchange Act, then your tax withholding obligations in connection with the MSUs will be satisfied pursuant to clause (c) of the preceding sentence only if approved in advance by the Committee. The fair market value of the Common Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to withholding taxes.

Non-U.S. Tax-Related Items	If you are subject to taxes outside the United States, prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, you authorize and direct the Company and a brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a number of whole Common Shares from the shares that are issuable upon settlement of the MSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Company’s or the Employer’s withholding obligation for Tax-Related Items. Such

Common Shares will be sold on the date on which the withholding obligation for Tax-Related Items arises or as soon thereafter as practicable. You acknowledge and agree that the Company is under no obligation to arrange for such sale at any particular price, that you are responsible for all fees and other costs of sale, and that you are hereby agreeing to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale and that the proceeds of any such sale may not be sufficient to satisfy the Company’s or the Employer’s withholding obligation for Tax-Related Items. In the event that such proceeds are not sufficient, you agree to pay to the Company or the Employer, as applicable, as soon as practicable, including through additional payroll withholding, the amount of any such shortfall. To the extent the proceeds of such sale exceed the Company’s or the Employer’s withholding obligation for Tax-Related Items, the Company or the Employer, as applicable, agrees to pay such excess in cash to you through payroll as soon as practicable.

In the event that the Company determines, in its sole discretion, not to satisfy any withholding obligation for Tax-Related Items through the process described above, it will instead satisfy your obligation by one or a combination of the following:

•  Withholding Common Shares that would otherwise be issued to you when the MSUs are settled equal in value to the Tax-Related Items. If the Company satisfies any withholding obligation for Tax-Related Items by withholding a number of Common Shares as described above, you are deemed to have been issued the full number of Common Shares subject to the MSUs.

•  Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company.

•  Any other means approved by the Company.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent.

You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. If cash is to be distributed pursuant to the MSUs instead of shares, the Company will withhold from the cash delivered to you an amount necessary to satisfy any withholding obligation for Tax-Related Items.

The Company may refuse to issue or deliver Common Shares or the proceeds from the sale of such Common Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

Nature of MSUs	No payment is required for the MSUs that you are receiving. Your MSUs are mere bookkeeping entries and represent the Company’s unfunded and unsecured promise to issue Common Shares or distribute cash to you on a future date. As a holder of MSUs, you have no rights other than the rights of a general creditor of the Company.

No Voting or Dividends Rights	Your MSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your MSUs are settled by issuing Common Shares.

Adjustments

In the event any change is made to the Common Shares because of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without the Company’s receipt of consideration, equitable adjustments will be made to the Target MSUs, Maximum MSUs, First Year Vested MSUs, Second Year Vested MSUs, Beginning Company Stock Price Average, and Ending Company Stock Price Average to prevent the dilution or enlargement of benefits under this award.

In addition, the Administrator may adjust Payout Percentage and Company Stock Price Performance to reflect any extraordinary, unusual, or non-recurring items in order to prevent the dilution or enlargement of benefits under this Agreement. Such adjustments shall be final, binding, and conclusive on all interested parties.

Retention Rights	Your MSUs and this Agreement do not give you the right to be retained by the Company, a Parent, Subsidiary, or Affiliate in any capacity. The Employer, Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your service as an Employee at any time, with or without cause, subject to applicable laws and any written employment agreements.

MSUs Not Transferable	Except as otherwise provided below, you may not sell, transfer, assign, pledge or otherwise dispose of any MSUs.

Beneficiary Designation	You may dispose of your MSUs in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive the proceeds from any vested MSUs that you hold at the time of your death.

Nature of Grant

In accepting the MSUs, you acknowledge, understand and agree that:

•  The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

•  The grant of the MSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of MSUs, or benefits in lieu of MSUs, even if MSUs have been granted in the past;

•  All decisions with respect to future MSUs or other grants, if any, will be at the sole discretion of the Company;

•  You are voluntarily participating in the Plan;

•  The MSUs and the Common Shares subject to the MSUs are not intended to replace any pension rights or compensation;

•  The MSUs and the Common Shares subject to the MSUs, and the income and value of same, are not part of normal or expected compensation for purposes, including, without limitation, of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

•  The future value of the underlying Common Shares is unknown, indeterminable and cannot be predicted with certainty;

•  No claim or entitlement to compensation or damages shall arise from forfeiture of the MSUs resulting from the termination of your service as an Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing services or the terms of your service agreement, if any), and in consideration of the grant of the MSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any Parent, Subsidiary, or Affiliate, including the Employer, waive your ability, if any, to bring any such claim, and release the Company, any Parent, Subsidiary, or Affiliate, including the Employer, from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

•  Unless otherwise provided in the Plan or by the Company in its discretion, the MSUs and the benefits evidenced by this Agreement do not create any entitlement to have the MSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

Neither the Employer, the Company nor any Parent, Subsidiary, or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the MSUs or of any amounts due to you pursuant to the settlement of the MSUs or the subsequent sale of any Common Shares acquired upon settlement.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other MSU grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all MSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to a stock plan service provider as may be selected by the Company (the “Online Service Provider”), which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Online Service Provider, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service as an Employee and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you MSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Restrictions on Resale	You agree not to sell any Common Shares issued under the MSUs at a time when applicable laws, Company policies (including, without limitation, the Company’s Insider Trading Policy including any Addenda thereto) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your service as an Employee continues and for such period of time after the termination of your service as an Employee as the Company may specify.

Regulatory Requirements	Notwithstanding any other provision of this Agreement, the obligation of the Company to issue Common Shares hereunder shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

Other Conditions and Restrictions	Any Common Shares issued hereunder shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage, including any Company recoupment or clawback policy in effect from time to time.

Notice	Any notices provided for under this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. If the Company posts these documents on such an online or electronic system, it will notify you by email.

Governing Law	The provisions of Section 2.7 of the Plan apply to this award.

Language	If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version, including defined words therein, is different than the English version, the English version will control.

Amendment	This Agreement may be amended only by written consent of the Company and you, unless the amendment is not to the detriment of your rights under this Agreement.

The Plan and Other Agreements

The text of the Plan is incorporated into this Agreement by reference. Additional provisions regarding definitions of capitalized terms used herein and not defined in this Agreement can be found in the Plan.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding the MSUs. Any prior agreements, commitments or negotiations concerning the MSUs are superseded. However, if you and the Company have entered into a written agreement relating to the vesting of the MSUs, then such written agreement will govern the vesting of the MSUs.

Severability	If one or more of the provisions of this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision will be deemed null and void; however, to the extent permissible by law, any provisions that could be deemed null and void will first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in this Agreement, on the MSUs and on any Common Shares acquired under this Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Waiver	You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in this Agreement, or your acquisition or sale of underlying Common Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in this Agreement before taking any action related to this Agreement.

Insider Trading Restrictions/ Market Abuse Laws	You acknowledge that, depending on the country in which you reside and/or are providing services to the Company, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares or rights to shares under this Agreement during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

Definitions	“Beginning Company Stock Price Average” means the average closing price of a Common Share as reported on the primary market for the Common Shares during the three month period immediately prior to the First Performance Period.

“Beginning Nasdaq Index Stock Price Average” means the average closing price of the Nasdaq Composite Index during the three month period immediately prior to the First Performance Period.

“Cause” means any of the following:

•  Your unauthorized use or disclosure of the Company’s confidential information or trade secrets;

•  Your breach of any agreement between you and the Company;

•  Your material failure to comply with the Company’s written policies or rules; your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of your local jurisdiction;

•  Your gross negligence or willful misconduct;

•  Your continuing failure to perform assigned duties after receiving written notification of the failure from the Company; or

Your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation.

“Change in Control” means:

•  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities;

•  the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

•  the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

•  individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to this Agreement and this Agreement provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in this Agreement, such transaction must also constitute a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

“Company Stock Price Performance” means the quotient obtained by dividing (i) the Ending Company Stock Price Average minus the Beginning Company Stock Price Average, by (ii) the Beginning Company Stock Price Average.

“Disability” means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, including a requirement that you submit medical evidence or undergo a medical examination by a doctor selected by the Company as deemed necessary to make a determination hereunder.

“Ending Company Stock Price Average” means the average closing price of a Common Share as reported on the primary market for the Common Shares during the three month period immediately prior to the end date of a Performance Period applicable to a Tranche for which the Payout Percentage is being determined.

“Ending Nasdaq Index Stock Price Average” means the average closing price of the Nasdaq Composite Index during the three month period immediately prior to the end date of a Performance Period applicable to a Tranche for which the Payout Percentage is being determined.

“First Performance Period” means the period from January 1, 2016 to December 31, 2016.

“First Tranche” means one-sixth of the Target MSUs.

“Involuntary Termination” means either a (a) Termination Without Cause, or (b) Resignation for Good Reason.

“Nasdaq Index Performance” means the quotient obtained by dividing (i) the Ending Nasdaq Index Stock Price Average minus the Beginning Nasdaq Index Stock Price Average, by (ii) the Beginning Nasdaq Index Stock Price Average.

“Non-Vested MSUs” means any portion of the MSUs subject to this Agreement that has not yet become vested in accordance with the Vesting of MSUs section above.

“Payout Percentage” means 100%, (i) plus the percentage by which the Company Stock Price Performance exceeds the Nasdaq Index Performance, multiplied by two (2), if the Company Stock Price Performance exceeds the Nasdaq Index Performance determined as of the last day of the Performance Period; or (ii) minus the percentage by which the Nasdaq Index Performance exceeds the Company Stock Price Performance, multiplied by three (3), if the Nasdaq Index Performance exceeds the Company Stock Price Performance determined as of the last day of the Performance Period. The Payout Percentage shall be determined as of the last day of each Performance Period, and shall not be less than 0% or exceed 200%.

“Performance Period” means, with respect to each Tranche, (i) the Performance Period for the First Tranche is the First Performance Period; (ii) the Performance Period for the Second Tranche is the Second Performance Period; and (iii) the Performance Period for the Third Tranche is the Third Performance Period. Notwithstanding the foregoing, if a Change in Control occurs during a Performance Period, the effective date of such Change in Control will become the last day of such Performance Period, and the Performance Period will terminate immediately thereafter.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•  The Nasdaq Global Stock Market is open for trading on that day;

•  You are permitted to sell Common Shares of the Company on that day without incurring liability under Section 16 of the Exchange Act;

•  Either (a) a day on which you are not in possession of material non-public information that would make it illegal for you to sell Common Shares on that day under Rule 10b-5 of the Securities and Exchange Commission, or (b) the day that you have specified to sell Common Shares to be issued under this Agreement pursuant to a trading plan approved by the Company’s Corporate Counsel & Chief Compliance Officer, under Rule 10b5-1 of the Securities and Exchange Commission;

•  Under the Company’s written Insider Trading Policy (and any Addenda thereto), you are permitted to sell Common Shares on that day; and

• You are not prohibited from selling Common Shares on that day by a written agreement between you and the Company or a third party.

“Resignation for Good Reason” means your resignation within 180 days after one of the following conditions initially has come into existence without your express written consent:

•  A change in your position with the Company that materially reduces your level of authority or responsibility, relative to your authority or responsibilities as in effect immediately prior to such reduction, or the assignment to you of such reduced authority and responsibilities;

•  A reduction in your base salary or target bonus by more than 10%; or

•  A relocation to a facility or a location more than 50 miles from your then-present work location that increases your one-way commute.

A Resignation for Good Reason will not be deemed to have occurred unless (a) you give the Company written notice of the condition within 90 days after the condition initially comes into existence, (b) the Company fails to remedy the condition within 30 days after receiving your written notice, and (c) you terminate employment within 180 days from the date the condition initially comes into existence.

“Second Performance Period” means the period from January 1, 2016 to December 31, 2017.

“Second Tranche” means one-sixth of the Target MSUs.

“Termination Without Cause” means your involuntary discharge by the Company for reasons other than Cause, provided that you are willing and able to continue performing services within the meaning of Treas. Reg. §1.409A-1(n)(1).

“Third Performance Period” means the period from January 1, 2016 to December 31, 2018.

“Third Tranche” means a number of MSUs up to the remaining number of Target MSUs that have not yet vested under this Agreement.

“Tranche” means any of the First Tranche, Second Tranche, or Third Tranche.

BY YOUR ACCEPTANCE OF THIS GRANT, YOU AGREE TO ALL OF THE

TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.